Exhibit 10.3

FOURTH AMENDED AND RESTATED

BANCFIRST CORPORATION DIRECTORS’

DEFERRED STOCK COMPENSATION PLAN

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. This Fourth Amended and Restated BancFirst Corporation Directors’ Deferred Stock Compensation Plan (the “Plan”) incorporates the amendment to the Third Amended and Restated BancFirst Corporation Directors’ Deferred Stock Compensation Plan adopted by the stockholders of BancFirst Corporation (the “Corporation) on May 22, 2014.

The Plan is intended to advance the interests of the Company and its shareholders by providing a means to attract and retain highly-qualified persons to serve as Directors and to promote ownership by Directors of a greater proprietary interest in the Company, thereby aligning such Directors’ interests more closely with the interests of shareholders of the Company.

The Plan is intended to comply with Section 409A of the United States Tax Code.

1.2 Effective Date. This Plan shall become effective September 1, 1999.

ARTICLE II

DEFINITIONS

The following terms shall be defined as set forth below:

2.1 “Bank” means BancFirst, an Oklahoma banking corporation, or any successor thereto.

2.2 “Bank Board” means the Board of Directors of the Bank.

2.3 “Change in Control Event” means the date on which any of the following events occur (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this Section, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Company Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Company Board prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Company. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control Event with respect to a Participant only if the Participant performs services for the Company or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change in Control Event shall be based on objective facts and in accordance with the requirements of Code Section 409A.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the Compensation Committee of the Company Board.

2.6 “Community Board” means one of the Community Advisory Boards of the Bank.

2.7 “Company” means BancFirst Corporation, an Oklahoma corporation, or any successor thereto.

2.8 “Company Board” means the Board of Directors of the Company.

2.9 “Deferral Date” means the date Fees would otherwise have been paid to the Participant.

2.10 “Director” means any individual who is a member of the Bank Board, the Company Board or the Community Board.

2.11 “Fair Market Value” means the closing sales price for the Shares on the relevant date, or if there were no sales on such date the closing sales price on the nearest day before the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

2.12 “Fees” means all or part of any retainer and/or fees payable to a Director in his or her capacity as a Director.

2.13 “Participant” means a Director who defers Fees under Article VI of this Plan.

2.14 “Secretary” means the Corporate Secretary or any Assistant Corporate Secretary of the Company.

2.15 “Separation from Service” means termination of service as a Director in any of the following circumstances:

(a) Where the Participant voluntarily resigns or retires;

(b) Where the Participant is not re-elected (or elected in the case of an appointed Director) to the Bank Board or Company Board, as applicable, by the shareholders, or to the Community Board by the Bank;

(c) Where the Participant dies; or

(d) Where the Participant is removed from the Bank Board, Company Board or Community Board, as applicable, in accordance with the provisions of the Company’s Bylaws or the Bank’s Bylaws, as applicable.

Whether a Separation from Service has occurred shall be determined by the Company Board or Committee in accordance with Section 409A of the Code.

2.16 “Shares” means shares of the common stock of BancFirst Corporation, par value $1.00 per share, or of any successor corporation or other legal entity adopting this Plan.

2.17 “Specified Employee” means those Directors who are determined by the Company Board or the Committee to be a “specified employee” of the Company or its affiliates in accordance with Section 409A of the Code and the regulations promulgated thereunder.

2.18 “Stock Units” means the credits to a Participant’s Stock Unit Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.19 “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 6.4.

2.20 “Termination Date” means the date the Plan terminates pursuant to Section 11.8.

ARTICLE III

SHARES AVAILABLE UNDER THE PLAN

Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan subsequent to the effective date of this amended and restated Plan shall not exceed 83,000. Such Shares may include authorized but unissued Shares or treasury Shares.

ARTICLE IV

ADMINISTRATION

4.1 This Plan shall be administered by the Company Board’s Compensation Committee, or such other committee or individual as may be designated by the Company Board. Notwithstanding the foregoing, no director who is a Participant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

4.2 It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limitations in Section 4.1 and other explicit provisions of this Plan.

ARTICLE V

ELIGIBILITY

5.1 Each Director shall be eligible to defer Fees under Article VI of this Plan.

ARTICLE VI

DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

6.1 General Rule. Each Director may, in lieu of receipt of Fees, defer such Fees in accordance with this Article VI, provided that such Director is eligible under Article V of this Plan to defer such Fees at the date any such Fees are otherwise payable.

6.2 Timing of Election. Each eligible Director who wishes to defer Fees under this Plan must make a written election prior to the start of the calendar year for which the Fees would otherwise be paid; provided, however, that with respect to (a) any election made by a newly-elected or appointed Director (“New Director Elections”) and (b) any elections made by Directors with respect to Fees paid during the period commencing July 1, 1999 and ending December 31, 1999 (“1999 Elections”), the following special rules shall apply: (i) with respect to any New Director Elections, any such New Director Election must be made within 30 days of the election or appointment, and (ii) with respect to any 1999 Elections, such elections shall be made prior to July 1, 1999 and shall be effective for any Fees paid on or after July 1, 1999. An election by a Director shall be deemed to be continuing and therefore applicable to Fees to be paid in the future unless the Director evokes or changes such election by filing a new election form by the due date for such form specified in this Section 6.2.

6.3 Form of Election. An election shall be made in a manner satisfactory to the Secretary. Generally, an election shall be made by completing and filing the specified election form with the Secretary of the company within the period described in Section 6.2. At a minimum, the form shall require the Director to specify the following:

(a) a percentage (in 25% increments), not to exceed an aggregate of 100% of the Fees to be deferred under this Plan; and

(b) the manner of settlement in accordance with Section 7.2.

6.4 Establishment of Stock Unit Account. The Company will establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant’s Stock Unit Account as of the Deferral Date and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to three (3) decimal places.

6.5 Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to: the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited “in kind” to the Participant’s Stock Unit Account.

ARTICLE VII

SETTLEMENT OF STOCK UNITS

7.1 Settlement of Account. The Company will settle a Participant’s Stock Unit Account in the manner described in Section 7.2 as soon as administratively feasible but in no event later than 90 days following the earlier of (i) notification of such Participant’s Separation from Service or (ii) a Change in Control Event. Notwithstanding the foregoing, in no event shall a Specified Employee receive a payment under this Plan following a Separation from Service before the first business day of the seventh month following the date of Separation from Service, unless the Separation from Service results from death.

7.2 Payment Options. An election filed under Article VI shall specify whether the Participant’s Stock Unit Account is to be settled by delivering to the Participant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant’s Stock Unit Accounts, in (a) a lump sum, or (b) substantially equal annual installments over a period not to exceed three (3) years. If, upon lump sum distribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant’s Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution.

7.3 Continuation of Dividend Equivalents. If payment of Stock Units is deferred and paid in installments, the Participant’s Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

7.4 In Kind Dividends. If any “in kind” dividends were credited to the Participant’s Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 7.2.

ARTICLE VIII

UNFUNDED STATUS

The interest of each Participant in any Fees deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, “in kind” dividends) credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

ARTICLE IX

DESIGNATION OF BENEFICIARY

Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the Shares described in Section 7.2 in the event of such Participant’s death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant’s death.

ARTICLE X

ADJUSTMENT PROVISIONS

In the event any recapitalization, reorganization merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares, an adjustment to the number or kind of shares to be delivered upon settlement of Stock Unit Accounts under Article VII by the Company Board or Committee to prevent dilution or enlargement of Participants’ rights under this Plan in a manner that is proportionate to the change to the Shares and is otherwise equitable.

ARTICLE XI

GENERAL PROVISIONS

11.1 No Right to Continue as a Director. Nothing contained in this Plan will confer upon any Participant any right to continue to serve as a Director.

11.2 No Shareholder Rights Conferred. Nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact issued or transferred to such Participant in accordance with Article VII.

11.3 Change to the Plan. The Company Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of the Participants; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account.

11.4 Consideration; Agreements. The consideration for Shares issued or delivered in lieu of payment of Fees will be the Director’s service during the period to which the Fees paid in the form of Shares related.

11.5 Compliance with Laws and obligations. The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

11.6 Limitations on Transferability. Stock Units and any other right will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant’s death). Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

11.7 Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Oklahoma, without giving effect to principles of conflicts of laws, and applicable federal law.

11.8 Plan Termination. Unless earlier terminated by action of the Company Board, the Plan will remain in effect until the earlier of (i) such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan or (ii) December 31, 2019.